Exhibit 99.1

Press release

Contact:

For Catalent:	For Aptuit:

Media: David Patti, 609.514.5117 x3125, dpatti@jfkhealth.com Investors: Cornell Stamoran, 732.537.6408, cornell.stamoran@catalent.com	Maria Garvey, 914-747-1400, maria@delfino.com Paul Delfino, 914-494-4679, paul@delfino.com

FOR IMMEDIATE RELEASE

CATALENT PHARMA SOLUTIONS REACHES AGREEMENT TO

ACQUIRE APTUIT LLC’S CLINICAL TRIAL SUPPLIES BUSINESS

Catalent to become #2 global clinical trial supply solutions provider,

Aptuit to focus on discovery-to-mid phase development business

SOMERSET, NJ and GREENWICH, CT – AUGUST 22, 2011 — Catalent Pharma Solutions, Inc., and Aptuit, LLC, today announced an agreement for Catalent to acquire the Clinical Trial Supplies business of Aptuit LLC for cash consideration of $410 million on a cash and debt free basis. The acquisition will substantially expand Catalent’s Development & Clinical Services business, transforming it into the #2 provider globally in clinical supply solutions, and adding important development and clinical manufacturing expertise and capacity. Following the close of the transaction, Aptuit will focus on its market-leading integrated discovery to mid-phase development business.

“This transaction builds important expertise, scale and capability for our Development & Clinical Services business to better meet our customers’ needs globally,” said John Chiminski, President and CEO of Catalent. “This transaction also strengthens Catalent’s global leadership in development solutions and advanced delivery technologies for drugs and biologics.”

Catalent’s Development & Clinical Services business offers clinical supply services, analytical chemistry, respiratory product development, regulatory consulting, and biologics cell line development. Catalent has made substantial recent investments to extend the capabilities and capacity of the business. Catalent today provides the broadest range of expert development services, which can drive more efficient development timelines, and help customers bring more compounds and better products to market faster.

Aptuit’s remaining business maintains state-of-the-art discovery, development and manufacturing facilities in the United States, Europe and Asia. Aptuit offers the most complete set of integrated early development capabilities in the industry including discovery, early development, solid state chemistry, sterile fill parenterals, high potency APIs through Class V and formulation development. Aptuit is dedicated to supporting the global biotech and pharmaceutical industry by accelerating timelines, maintaining quality and reducing the cost of bringing drugs to market.

“This agreement puts Aptuit in a better position to focus on the scientific excellence that our customers want,” said Timothy C. Tyson, Chairman and CEO of Aptuit. “Focusing on our expertise in discovery and development services leverages our leadership position, and allows us to concentrate on delivering high-growth, high-value scientific services from discovery to mid-phase development.”

The completion of the transaction is subject to customary closing conditions including approval from regulatory authorities, and is expected to occur by the end of the calendar year. Other terms of the transaction were not disclosed.

About Catalent

From development services to advanced delivery technologies to supply solutions for drugs and biologics, Catalent Pharma Solutions has the deepest expertise, the broadest offerings and the most unique technologies in the industry. With over 75 years of experience, Catalent helps customers get more molecules to market faster, enhance product performance, and ensure reliable product supply. Catalent employs more than 8,000 people at 24 facilities worldwide and in fiscal year 2010 generated more than $1.7 billion in annual revenue. Catalent is headquartered in Somerset, NJ. For more information, visit www.catalent.com.

more products. better treatments. reliably supplied.™

About Aptuit

Aptuit is a global pharmaceutical services company focused on delivering contract development and manufacturing services and streamlining the drug development process for biotechnology and pharmaceutical innovators. Aptuit’s employees deliver an integrated suite of product development services to more than 800 companies worldwide, driven by a deep commitment to client service, quality, and an unrivaled track record of scientific excellence. The company is partnered with Welsh, Carson, Anderson & Stowe, one of the world’s leading private equity investors. For more information about Aptuit, please visit www.aptuit.com.

Aptuit: engineering a better drug development process through scientific excellence

About Catalent’s Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the transaction and other statements identified by words such as “may,” “will,” “intend,” “estimate,” “should,” “expect” or similar expressions. These statements are based on the current expectations and beliefs of Catalent’s management, and are subject to uncertainty and changes in circumstances, including, but not limited to, the approval of the transaction by antitrust authorities, the satisfaction of the closing conditions to the transaction, our ability to timely and successfully integrate Aptuit’s Clinical Trials Supplies operations into our operations, our ability to retain, hire and develop skilled employees and the parties’ performance of their obligations under the agreements. Any forward-looking information is not a guarantee of future performance and actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, as well as factors affecting Catalent’s and Aptuit’s operations and businesses. More detailed information about these factors as they relate to Catalent may be found in the section entitled “Risk Factors” in Catalent’s Annual Report on Form 10-K for the year ended June 30, 2010, filed with the SEC. Catalent is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise.